ARTICLES OF AMENDMENT TO
                 ARTICLES OF INCORPORATION OF
             INNOVATIVE TECHNOLOGY SYSTEMS, INC.

On January 7,1999, the Board of Directors of Innovative Technology Systems, Inc. passed a resolution, wherein it recommended to the Shareholders of the Corporation that Article
I of the Articles of Incorporation be amended, and thereafter the Shareholders, on January 7, 2000, approved said Amen~ent. The corporation is filing these articles of amendment to articles of incorporation pursuant to F .S. 607.1006.

     1.   The name of the corporation is INNOV A TIVE TECHNOLOGY
     SYSTEMS, INC.

     2. Article I of the articles of incorporation of INNOVATIVE TECHNOLOGY SYSTEMS, INC. was amended as follows:

                           ARTICLE 1.
                             Name

          The name of this corporation is: STANFIELD EDUCATIONAL
     ALTERNATIVES, INC.


     3. The foregoing amendment to articles of incorporation was duly adopted by the SHAREHOLDERS on January 7, 2000 and the number of votes cast for the amendment was sufficient for approval.

In witness whereof, the undersigned Chairman of this corporation has executed these articles of amendment on January 10, 2000
Innovative Technology Systems, Inc. Larry leld

Prepared By:

L. Van Stillman, Esq.
1177 George Bush Blvd. Delray Beach, FL 33483 (561)330-9903
Fla. Bar Number: 165520

                         STATE OF FLORIDA
                       DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on January 12, 2000, to Articles of Incorporation for INNOVATIVE TECHNOLOGY SYSTEMS, INC., which changed its name to STANFIELD EDUCATIONAL ALTERNATIVES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under fax audit number H00000001372. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P92000004064.

                    Given under my hand and the
                    Great Seal of the State of Florida,
                    at Tallahassee, the Capital, this the
                    Thirteenth day of January, 2000


Authentication Code: 800A00001869-011300-P92000004064-1/1









GREAT SEAL OF THE STATE OF FLORIDA
       IN GOD WE TRUST                               /s/Katherine Harris
                                                     Katherine Harris
                                                     Secretary of State

CR2E022 (I-99)